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 CONTACT:   Bruce Zurlnick                    Cara O'Brien/Melissa Myron
            Senior Vice President and         Media Contact: Stephanie Sampiere
            Chief Financial Officer           FD Morgen-Walke
            Finlay Enterprises, Inc.          (212) 850-5600
            (212) 808-2800



FOR IMMEDIATE RELEASE
---------------------

              FINLAY NAMES ADDITIONAL INDEPENDENT DIRECTOR TO BOARD

         ~ RETIRED CHAIRMAN OF SPROUT GROUP VENTURE CAPITAL FUND BRINGS
                  EXTENSIVE EXPERIENCE IN FINANCE AND BANKING ~

NEW YORK, NY, MAY 20, 2003 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a leading retailer of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States, today announced the appointment of Richard E. Kroon, age 60, to the Company's Board of Directors.

For over 32 years Mr. Kroon has served in numerous capacities with Donaldson, Lufkin & Jenrette ("DLJ"), most recently as Chairman of the Sprout Group, DLJ's venture capital affiliate, from 2000 to 2001 and as Managing Partner from 1981 to 2000. In those capacities, he also served as the Chairman of the National Venture Capital Association. Since joining DLJ in 1969 Mr. Kroon has held various positions with the organization, including Director of DLJ International while working in the firm's London office, as well as Senior Vice President in the investment banking group and Analyst in the equity research department. Prior to joining DLJ, Mr. Kroon worked as an assistant to the Comptroller of the U.S. Department of Defense. He retired shortly after DLJ was acquired by Credit Suisse First Boston in late 2000.

Commenting on the appointment of Mr. Kroon, Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises, stated, "We are delighted to have Rick join our Board of Directors. As evidenced by his distinguished career with DLJ, Rick brings to the Company an extensive financial background and valuable experience in the securities industry. Importantly, this appointment increases the number of our independent Directors to seven and I look forward to the added perspective Rick will provide going forward. As we move into the new fiscal year, I am confident that the Board is comprised of an outstanding and diverse group of executives who have the necessary skills and insight to help guide Finlay Enterprises into the future."

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States with sales of $931 million in fiscal 2002. The number of locations at the end of the first quarter of fiscal 2003 totaled 1,004.

                                    - more -

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This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Finlay or any other person that the events or circumstances described in such statement are material.

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